UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 7, 2006

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Carnegie Center, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 609-452-4440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 7, 2006, the Board of Directors of Covance Inc. (“Covance” or the “Company”) adopted an amendment to the 1998 Non-Employee Director Stock Option Plan (“Plan”).  Prior to the amendment the Plan provided that on every January 2, each non-employee Director shall receive an option to purchase 3,000 shares of Covance Common Stock with an exercise price equal to the fair market value on such date.  This amendment provides for annual grants of such number of options on the first business day of each year, not to exceed 2,800, as determined by the Board of Directors on or prior to such date in place of the 3,000 share option grant.  The options will continue to have an exercise price equal to the fair market value of the Common Stock on the date of grant.  This amendment also eliminates the “reload” feature of the Plan, which provided for the issuance of a reload option in the event an existing option is exercised and the strike price is paid for in shares of Covance Common Stock.

The Amendment is filed as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1                           Amendment No.1 to the 1998 Non-Employee Director Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date:	December 12, 2006
/s/ James W. Lovett
		Name:	James W. Lovett
		Title:	Corporate Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment No.1 to the 1998 Non-Employee Director Stock Option Plan